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                                   EXHIBIT 21

                         Subsidiaries of the Registrant

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Name                                                                   State of Incorporation
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
First-Citizens Bank and Trust Company of South Carolina                South Carolina

Exchange Bank of South Carolina, Inc.                                  South Carolina

FCB/SC Capital Trust I                                                 Delaware

Subsidiaries of First-Citizens Bank & Trust Of South Carolina

Name                                                                   State of Incorporation
----                                                                   ----------------------

First Citizens Mortgage Corporation (Inactive)                         South Carolina

Wateree Enterprises                                                    South Carolina
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